Exhibit 99.1

Plymouth Industrial REIT Closes $500 Million Unsecured Credit Facilities

Amendments to existing credit facility, new term loan and accordion feature bring total borrowing capacity to $1 billion

BOSTON—(August 17, 2021) Plymouth Industrial REIT, Inc. (NYSE: PLYM) announced that it has entered into a combined $500 million unsecured credit facility, which is comprised of an amended $200 million revolving credit facility, an amended $100 million term loan, and a new $200 million term loan, providing expanded borrowing capacity and greater capital structure flexibility with lower borrowing costs and extended maturities.

The combined unsecured credit facilities have an accordion feature enabling the Company to increase the total borrowing capacity under the credit facilities up to an aggregate of $1 billion, subject to certain conditions. The amended revolving credit facility matures in August 2025 and has two, six-month extension options, subject to certain conditions, the amended $100 million term loan matures in August 2026, and the new $200 million term loan matures in February 2027. Amounts outstanding under the revolving facility bear interest at LIBOR plus a margin between 135 to 190 basis points with no LIBOR floor
(previously set at 145 to 200 basis points with a LIBOR floor of 30 basis points) and amounts outstanding under the term facilities bear interest at LIBOR plus a margin between 130 and 185 basis points, in either case depending on the Company’s leverage.

Jeff Witherell, Chairman and Chief Executive Officer of Plymouth Industrial REIT, noted, “With the support and commitment from our expanded bank group, we have continued to match the scale of our growing platform with unsecured borrowing capacity at lower rates and well-laddered maturities. This credit facility provides us with significant flexibility and efficiency within our capital structure to fund our growth.”

KeyBanc Capital Markets and CapOne National Association, as Joint Lead Arrangers, arranged the new $200 million term loan. Syndicate lenders included BMO Harris Bank N.A, JPMorgan Chase Bank, Truist Bank and Huntington National Bank. KeyBanc Capital Markets arranged the amended revolving facility and amended term loan. Syndicate lenders included Barclays Bank PLC, CapOne National association JPMorgan Chase Bank, and BMO Harris Bank N.A. KeyBank National Association serves as administrative agent for the credit facility.

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contact:
Tripp Sullivan
SCR Partners
(615) 942-7077
TSullivan@scr-ir.com